Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

          I, Peter B. Hamilton, Chief Financial Officer of Brunswick Corporation, certify that: (i) Brunswick Corporation’s report on Form 10-Q for the quarterly period ended October 2, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) the information contained in Brunswick Corporation’s report on Form 10-Q for the quarterly period ended October 2, 2010 fairly presents, in all material respects, the financial condition and results of operations of Brunswick Corporation.

Date: November 5, 2010	Brunswick Corporation

	By:	/s/ PETER B. HAMILTON
Peter B. Hamilton
Senior Vice President and Chief Financial Officer